EXHIBIT 10.33

INAMED CORPORATION

1999 DIRECTOR’S STOCK ELECTION PLAN

ARTICLE I

PURPOSE

The purpose of the Inamed Corporation 1999 Directors’ Stock Election Plan (the “Plan”) is to allow members of the Board of Directors of Inamed Corporation the opportunity to receive shares of common stock of the Company in lieu of cash compensation owed to them as a result of their service on the Board.  The Plan will provide a means by which Directors may elect to receive shares of Common Stock with a Share Price equal to each Director’s compensation.

ARTICLE II

DEFINITIONS

The following capitalized terms used in the Plan shall have the respective meanings set forth in this Article.

2.1      “Board” shall mean the Board of Directors of the Company.

2.2      “Common Stock” shall mean the Common Stock $0.1 par value of the Company.

2.3      “Company” shall mean Inamed Corporation.

2.4      “Director’s Compensation” shall mean the aggregate quarterly cash payments payable to a Director of the Company for his service as a Director, including all payments for attendance at meetings of the Board.

2.5      “Distribution Date” shall mean the date upon which the Director’s Compensation becomes due and payable.  Currently, Distribution Dates occur quarterly on March 31, June 30, September 30 and December 31 of each year.

2.6      “Election Form” shall mean the form attached hereto as Exhibit A by which Eligible Directors may elect to receive their Director’s Compensation in the form of shares of Common Stock of the Company.

2.7      “Eligible Director” shall be any member of the Board of Directors of the Company who is not a full- or part-time Employee of the Company.

2.8      “Initial Share Election” shall mean the completion, execution and delivery by an Eligible Director of an Election Form to the Company.

2.9      “Renewal Election Form” shall mean the form attached hereto as Exhibit B by which Eligible Directors may elect to continue to receive their Director’s Compensation in the form of shares of Common Stock of the Company for an additional 12-month term.

2.10    “Renewal Share Election” shall mean the completion, execution and delivery by an Eligible Director of a Renewal Election Form to the Company.

2.11    “Shares” shall mean shares of Common Stock.

2.12    “Share Price” shall mean the average closing price of a Share for the ten business days prior to the Distribution Date as reported on the national securities exchange on which such Shares are traded, or if the Shares are not traded on a national securities exchange, Share Price shall be deemed to be the average of the closing price of the Shares on the over-the-counter market for the ten business days prior to the Distribution Date.

ARTICLE III

ELECTIONS

3.1      Election by Directors.  Upon receipt by the Company of a completed Election Form, each Eligible Director shall receive during the period of such election as provided below, in lieu of their Director’s Compensation, the number of Shares of Common Stock equal to the amount of Director’s Compensation then owed to such Eligible Director on such Distribution Date divided by the Share Price.  Each Eligible Director delivering an Election Form shall receive his Director’s Compensation in Shres for the following twelve (12) months.  Thereafter, an Eligible Director may renew his Election Form in twelve (12) month increments by submitting a Renewal Election Form to the Company.

3.2      Purchase Date.  Election Shares shall be deemed to have been received by an Eligible Director on the Distribution Date.

ARTICLE IV

STOCK RESERVED FOR THE PLAN

A total of 50,000 shares of the Company’s Common Stock, $.01 par value per share, shall be subject to the Plan.  The Shares of Common Stock subject to the Plan shall consist of unissued shares or previously issued shares held by the Company, and such number of Shares of Common Stock shall be and is hereby reserved for such purpose.  Any of such Shares of Common Stock that may remain unissued at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of Shares of Common Stock to meet the requirements of the Plan.

ARTICLE V

GOVERNMENT AND OTHER REGULATIONS

5.1      Delivery of Shares.  The obligation of the Company to issue or transfer and deliver Shares under the Plan shall be subject to all applicable laws, regulations, rules, orders and approvals which shall then be in effect.

5.2      Securities Laws.  Notwithstanding any other provision in the Plan, no Shares may be sold unless and until such Shares have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares in order to permit the sale of Shares, although the Company may in its sole discretion register such Shares at such time as the Company shall determine.  Until such time as the Company shall register the Shares, the Shares issued under the Plan shall bear an appropriate restrictive legend restricting the transfer or pledge of such Shares.

ARTICLE VI

TAX

The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Shares issued under the Plan with respect to I.R.S. reporting requirements (including the filing and furnishing of Form 1099-MISC) and the withholding of any taxes (if applicable) or any other tax matters.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1      Amendment or Termination of the Plan.  The Board may at any time amend, revise, suspend or terminate this Plan or the terms hereof.

7.2      Plan Expenses.  Any expenses in the administration of the Plan shall be borne by the Company.

7.3      Governing Law.  The Plan has been adopted under the laws of the State of Delaware.  The Plan and all matters related thereto, shall be governed by and construed and enforceable in accordance with the laws of the State of Delaware as it then exists.

7.4      Effectiveness.  The Plan shall become Effective upon approval by the Board or a committee of the Board that is composed solely of two or more Non-Employee Directors.

Exhibit A

ELECTION FORM

To:          Inamed Corporation

5540 Ekwill Street, Suite D

Santa Barbara, California 93111

ATTENTION:  Assistant Secretary (fax:  805/692-5441)

Please be advised that, director of Inamed Corporation (the “Company”), pursuant to the 1999 Director’s Stock Election Plan (the “Plan”), hereby elects to receive his Director’s Compensation, as that term is defined in the Plan, in the form of Shares of Common Stock of the Company.  I understand that as an initial election, I shall not be able to change such election for a period of 12 months following the date hereof.

I hereby represent to the Company that the Shares of the Company’s Common Stock which shall be acquired by me pursuant to the Plan are being acquired for my account for investment purposes and not with a view to the public resale or distribution thereof and that I will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended, or an exemption thereof.

Name

Date

Exhibit B

RENEWAL ELECTION FORM

To:          Inamed Corporation

5540 Ekwill Street, Suite D

Santa Barbara, California 93111

ATTENTION:  Assistant Secretary (fax:  805/692-5441)

Please be advised that, director of Inamed Corporation (the “Company”), pursuant to the 1999 Director’s Stock Election Plan (the “Plan”), hereby elects to continue to receive his Director’s Compensation, as that term is defined in the Plan, in the form of Shares of Common Stock of the Company.  I understand that as an renewal election, I shall not be able to change such election for a period of 12 months following the date hereof.

I hereby represent to the Company that the Shares of the Company’s Common Stock which shall be acquired by me pursuant to the Plan are being acquired for my account for investment purposes and not with a view to the public resale or distribution thereof and that I will not sell, transfer or otherwise dispose of the securities except in compliance with the Securities Act of 1933, as amended, or an exemption thereof.

Name

Date